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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 14, 2001

                             ----------------------

                        GRANITE BROADCASTING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                      0-19728               13-3458782
(STATE OR OTHER JURISDICTION          (COMMISSION           (IRS EMPLOYER
     OF INCORPORATION)                FILE NUMBER)        IDENTIFICATION NO.)


                          767 THIRD AVENUE, 34TH FLOOR
                            NEW YORK, NEW YORK 10017
                                 (212) 826-2530
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
              NUMBER, INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)


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                    ITEM 1. CHANGES IN CONTROL OF REGISTRANT

                                 Not Applicable.

                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

                                 Not Applicable.

                       ITEM 3. BANKRUPTCY OR RECEIVERSHIP

                                 Not Applicable.

              ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                                 Not Applicable.

                              ITEM 5. OTHER EVENTS

Sale of KNTV
------------

         On December 14, 2001, Granite Broadcasting Corporation ("Granite") and certain of Granite's subsidiaries entered into a definitive agreement (the "Agreement") with National Broadcasting Company, Inc., a Delaware corporation ("NBC"), whereby NBC will acquire from Granite the San Francisco-Oakland-San Jose, California market-based KNTV television station ("KNTV"). Under the terms of the Agreement, NBC will pay Granite $230 million in cash plus a working capital adjustment.

         KNTV will become the San Francisco NBC affiliate on January 1, 2002, pursuant to an affiliation agreement among NBC, Granite and certain of Granite's subsidiaries, amended and restated as of March 6, 2001. Granite will operate the station under this affiliation agreement until the sale closes. The consummation of the transactions described in the Agreement is contingent on, among other matters, approval by the Federal Communications Commission and satisfaction of other customary closing conditions. It is contemplated that the sale will close in the first half of 2002.

         Proceeds from the sale of KNTV will be used by Granite to reduce its debt and increase working capital. Upon consummation of the sale of KNTV, the existing NBC affiliation agreement will terminate, thereby releasing Granite from the obligation to pay NBC $342,480,000 in eight remaining annual installments under such affiliation agreement, assuming that such transaction closes by December 31, 2002. In addition, if the transaction closes before such date, Granite will receive a pro-rata refund of the $30.5 million installment due January 1, 2002, which Granite prepaid on March 6, 2001. The warrants to purchase 4.5 million shares of Granite Common Stock (Nonvoting) issued on May 31, 2000 to NBC in connection with that affiliation will be cancelled upon closing of the sale of KNTV. The other NBC affiliations for Granite stations in Fresno, California; Peoria, Illinois; and Duluth, Minnesota, which involve no payment obligations, will remain in effect.

         A copy of the Agreement is attached hereto as Exhibit 10.53 and is incorporated by reference herein.

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Consent Solicitation from Holders of 9 3/8% Senior Subordinated Notes
---------------------------------------------------------------------

         Separately, on December 19, 2001, Granite began soliciting consents (the "Consent Solicitation") from the holders of its 9 3/8% Senior Subordinated Notes due December 1, 2005 (the "9 3/8% Notes") to approve a proposed amendment to the indenture governing the 9 3/8% Notes to increase permissible borrowings under Granite's senior credit facility by $37 million. The Consent Solicitation is being made to all holders of the 9 3/8% Notes as of December 13, 2001. The Consent Solicitation will expire at 5:00 p.m., New York City time on January 4, 2002, unless extended by Granite in its sole discretion.

                 ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

                                 Not Applicable.


                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         C.       EXHIBITS.


                  10.53 Stock Purchase Agreement, dated as of December 14, 2001, by and among National Broadcasting Company, Inc., Granite Broadcasting Corporation, KNTV Television, Inc. and KNTV License, Inc.

                  99.1     Press Release, dated December 17, 2001.

                        ITEM 8. CHANGE IN FINANCIAL YEAR

                                 Not Applicable.

                        ITEM 9. REGULATION FD DISCLOSURE

                                 Not Applicable.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            GRANITE BROADCASTING CORPORATION



Dated: December 19, 2001                    By: /s/ Lawrence I. Wills
       -----------------                        --------------------------------
                                                 Name: Lawrence I. Wills
                                                 Its: Senior Vice President

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                                  EXHIBIT INDEX


                  10.53 Stock Purchase Agreement, dated as of December 14, 2001, by and among National Broadcasting Company, Inc., Granite Broadcasting Corporation, KNTV Television, Inc. and KNTV License, Inc.

                  99.1     Press Release, dated December 17, 2001.